[GRAPHIC OF
 EAGLE DELETED]
                      WNC HOUSING TAX CREDIT FUND VI, L.P.,
                                    SERIES 12


                        Supplement Dated November 1, 2004
                       To Prospectus Dated January 5, 2004

     This supplement is part of, and should be read in conjunction with, the prospectus of WNC Housing Tax Credit Fund VI, L.P., Series 12 dated January 5, 2004. All other supplements are superseded.

                                TABLE OF CONTENTS

                                                                            Page

Termination of Series 11 Offering..............................................1
Status of Series 12 Offering...................................................1
Management.....................................................................1
Prior Performance Summary......................................................2
Federal Income Tax Considerations.............................................14
Experts.......................................................................16
Financial Statements........................................................FS-i
Prior Performance Tables.....................................................A-1

                        TERMINATION OF SERIES 11 OFFERING

     Series 11 has terminated its offering.

                          STATUS OF SERIES 12 OFFERING

     Series 12 commenced its offering of a minimum of 1,400 Units and a maximum of 25,000 Units on November 1, 2004. Series 12 Units are being offered on the terms set forth in the prospectus.

                                   MANAGEMENT

     From its formation through March 31, 2004, WNC & Associates, Inc. and its Affiliates had raised and invested equity as follows:

     o More than 17,000 investors, including more than 16,000 investors in tax credit offerings,

     o  786 properties, including 685 properties in tax credit offerings,

     o More than 32,000 apartment units located in 40 states, the District of Columbia, and the U.S. Virgin Islands, including more than 28,000 apartment units located in 38 states and the District of Columbia in tax credit offerings,

     o More than $1.94 billion in aggregate acquisition costs, including more than $1.8 billion in aggregate acquisition costs in tax credit offerings.

                           PRIOR PERFORMANCE SUMMARY

Introduction

     Fourteen public WNC limited partnerships and 28 private WNC limited partnerships conducted all or parts of their respective offerings during the 10-year period from April 1, 1994 to March 31, 2004. See "Public Partnerships Sponsored Between April 1, 1994 and March 31, 2004" and "Private Partnerships Sponsored Between April 1, 1994 and March 31, 2004" below. These 42 sponsored WNC partnerships were organized to invest in other limited partnerships owning apartment complexes benefiting from low income housing tax credits and, in many instances, one or more other forms of government assistance. Other forms of government assistance include mortgage loan subsidies, which may be availed of by the Series. See "Other Government Assistance Programs" in the Prospectus.

     Exhibit A to this supplement includes Tables I, II and III which contain information as of March 31, 2004 with respect to some of the more recent public sponsored partnerships. Table V included in Exhibit A contains information with respect to recent sales of properties by public sponsored partnerships as of March 31, 2004. Table IV has been omitted as none of the public sponsored partnerships had terminated operations as of that date.

Public Partnerships Sponsored Between April 1, 1994 and March 31, 2004

    The 14 public partnerships sponsored between April 1, 1994 and March 31, 2004 are:

o    WNC California Housing Tax Credits III, L.P. ("CHTCIII"),
o    WNC Housing Tax Credit Fund IV, L.P., Series 1 ("HTCFIV-1"),
o    WNC Housing Tax Credit Fund IV, L.P., Series 2 ("HTCFIV-2"),
o    WNC California Housing Tax Credits IV, L.P., Series 4 ("CHTCIV-4"),
o    WNC California Housing Tax Credits IV, L.P., Series 5 ("CHTCIV-5"),
o    WNC Housing Tax Credit Fund V, L.P., Series 3 ("HTCFV-3"),
o    WNC Housing Tax Credit Fund V, L.P., Series 4 ("HTCFV-4"),
o    WNC Housing Tax Credit Fund VI, L.P., Series 5 ("HTCFVI-5"),
o    WNC Housing Tax Credit Fund VI, L.P., Series 6 ("HTCFVI-6"),
o    WNC Housing Tax Credit Fund VI, L.P., Series 7 ("HTCFVI-7"),

o    WNC Housing Tax Credit Fund VI, L.P., Series 8 ("HTCFVI-8"),
o    WNC Housing Tax Credit Fund VI, L.P., Series 9 ("HTCFVI-9"),
o    WNC Housing Tax Credit Fund VI, L.P., Series 10 ("HTCFVI-10"), and
o    WNC Housing Tax Credit Fund VI, L.P., Series 11 ("HTCFVI-11").

With the exception of HTCFVI-11, each of the 14 public partnerships had completed its offering as of March 31, 2004. Series 11 has since completed its offering.

     WNC & Associates, Inc. will send to any prospective investor upon request and without charge copies of the most recent report on Form 10-K filed by any of the public partnerships with the SEC which have done so, and will send upon request, for a reasonable fee, the exhibits to such Form 10-K.

     Through March 31, 2004, the 14 public sponsored partnerships had raised an aggregate of approximately $206,466,000 in capital contributions from an aggregate of approximately 12,686 investors and invested in a total of 176 apartment properties located in the following jurisdictions:


        Alabama     8            Kentucky      1            New York      2
        Arizona    12           Louisiana      1      North Carolina      7
       Arkansas     2            Maryland      2                Ohio      2
     California    22            Michigan      3            Oklahoma      5
        Florida     2           Minnesota      4              Oregon      1
        Georgia     4         Mississippi      5      South Carolina      2
       Illinois    13            Missouri     14        South Dakota      5
        Indiana     2            Nebraska      6           Tennessee      5
           Iowa     6              Nevada      1               Texas     24
         Kansas     5          New Mexico      7            Virginia      1
                                                           Wisconsin      2


     The aggregate mortgage debt encumbering the properties was approximately $212,941,000 and the aggregate acquisition cost of the properties was approximately $359,349,000.

     All of the 14 public partnerships sponsored since April 1, 1994 have as their principal investment objective providing Federal low income housing tax credits to their investors. Three of them have the additional objective of providing California low income housing tax credits.

     Low income housing tax credit and historic tax credit information with regard to the 14 public partnerships sponsored since April 1, 1994 and the five public partnerships sponsored before April 1, 1994 and organized to provide low income housing tax credits is set forth in the tables which follow. The tax credit information which follows represents the actual tax credits to investors in the identified partnerships. The tax credits for a partnership for its initial year may be for only a portion of that year, depending on when the partnership's properties commenced operations. See "The Low Income Housing Tax Credit - Utilization of the Low Income Housing Tax Credit - Reduction for Partial Year of Operations" in the prospectus. The tax credits for a partnership for its initial two years are dependent on an investor's admission date.


                                                      Federal Credit Partnerships

                                                                                                                        Credit Years
Year(1) Name                                    Credits Received Per $10,000 Investment                                      Left(2)
------------------------------------------------------------------------------------------------------------------------------------

                       Cumu-
                      lative(3)      2003    2002    2001    2000    1999    1998    1997    1996    1995    1994    1993
                      ------         ----    ----    ----    ----    ----    ----    ----    ----    ----    ----    ----
1989   HTCF          $14,540        $  --     $--     $--  $  370  $1,180 $1,410   $1,410  $1,410  $1,410  $1,410  $1,410       0
1990   HTCFII         15,330           --     210     560   1,200   1,450  1,450    1,450   1,450   1,450   1,460   1,380       0
1992   HTCFIII        15,790(4)     1,250   1,360   1,570   1,570   1,600  1,570    1,570   1,570   1,520   1,190     680       2(5)
1993   HTCFIV-1       12,800        1,440   1,460   1,450   1,450   1,460  1,420    1,430   1,360   1,010     320      --       2
1994   HTCFIV-2       11,170        1,370   1,370   1,370   1,380   1,350  1,240    1,130   1,050     700     210      --       4
1995   HTCFV-3         9,450(6)     1,310   1,310   1,340   1,360   1,370  1,310      830     590      30      --      --       5
1996   HTCFV-4         6,930        1,210   1,200   1,210   1,140   1,040    800      190     140      --      --      --       5(5)
1997   HTCFVI-5        4,850        1,110   1,110   1,110     840     480    200       --      --      --      --      --       6
1998   HTCFVI-6        4,030(7)     1,030   1,040     840     720     400     --       --      --      --      --      --       8
1999   HTCFVI-7        2,280(8)       900     980     350      50      --     --       --      --      --      --      --      10
2000   HTCFVI-8        1,740          960     750      30      --      --     --       --      --      --      --      --      11
2001   HTCFVI-9        1,200          720     480      --      --      --     --       --      --      --      --      --      11
2003   HTCF VI-10        330          330      --      --      --      --     --       --      --      --      --      --      11
2004   HTCF  VI-11        --           --      --      --      --      --     --       --      --      --      --      --      12



                                                   Federal and California Credit Partnerships

                                                                                                                        Credit Years
Year(1) Name                                       Credits Received Per $10,000 Investment                                   Left(2)
------------------------------------------------------------------------------------------------------------------------------------

                        Cumu-
                        lative(3)    2003    2002    2001    2000    1999    1998    1997    1996    1995    1994    1993
                        ------       ----    ----    ----    ----    ----    ----    ----    ----    ----    ----    ----
1989 CHTC
      federal credits  $10,440        $--     $90    $160    $560   $ 990    $990    $990    $990    $990    $990    $990      0(5)
      state credits      7,000         --      --      --      --      --      --      --      --      --     190     730      0
1991 CHTCII
      federal credits   13,340        440     800   1,140   1,170   1,170   1,170   1,170   1,160   1,070     850     740      0(5)
      state credits      3,760         --      --      --      --      --      --     270     370     990   1,090   1,040      0
1993 CHTCIII
      federal credits   10,370      1,130   1,130   1,130   1,130   1,130   1,130   1,130   1,130     950     320      60      2
      state credits      3,000         --      --      --      --      --     170     660     840     850     480      --      0
1994 CHTCIV-4
      federal credits    7,890      1,050   1,050   1,050   1,050   1,020     990     860     640     180      --      --      5
      state credits      3,150         --      --      --      70     270     670     910     700     530      --      --      0
1995 CHTCIV-5
      federal credits    6,360      1,090   1,090   1,090   1,060     960     760     310      --      --      --      --      6
      state credits      2,160         --      --      --     150     670     670     670      --      --      --      --      0
--------------------------

(1)  Year offering commenced.
(2)  As of December 31, 2003.
(3)  From commencement of offering.
(4)  Includes a cash distribution of $300 in 1992 from general partner funds.
(5)  These prior programs will generate a small amount of low income housing tax credits for up to five years beyond the stated
     number of years due to increases in qualified basis.
(6)  Includes a cash distribution of $40 in 1995 from general partner funds.
(7)  Includes historic tax credits of $30 and $145 in 2002 and 1999, respectively.
(8)  Includes historic tax credits of $340 in 2002.


Private Partnerships Sponsored Between April 1, 1994 and March 31, 2004

     As of March 31, 2004, the 28 private partnerships sponsored between April 1, 1994 and March 31, 2004 involved an aggregate of approximately $605,403,544 in commitments for capital contributions payable in installments from an aggregate of approximately 140 investors. These 28 private sponsored partnerships invested in a total of 267 apartment properties located in the following jurisdictions:

         Alabama     8            Kentucky      1      North Carolina     21
         Arizona     3           Louisiana      5            Oklahoma      9
        Arkansas    10            Michigan      5              Oregon      1
      California    31           Minnesota     16        Pennsylvania      5
     District of               Mississippi      5      South Carolina      9
        Columbia     1            Missouri      8        South Dakota      1
         Florida     3             Montana      3               Texas     30
         Georgia     5            Nebraska      1            Virginia      5
           Idaho     1              Nevada     13          Washington      2
        Illinois    10          New Jersey      9           Wisconsin      7
         Indiana     4          New Mexico      3             Wyoming      1
            Iowa     6            New York     25



     The aggregate mortgage debt encumbering the properties was approximately $555,905,000 and the aggregate acquisition cost of the properties was approximately $1,050,040,000.

     All but two of the 28 private sponsored partnerships sponsored between April 1, 1994 and March 31, 2004 have as their principal investment objective providing Federal low income housing tax credits to their investors. Four of them have the additional objective of providing California low income housing tax credits. One has the sole objective of providing Missouri low income housing tax credits and another has the sole objective of providing Georgia low income housing tax credits; neither of those two is included in the tables which follow.

     Low income housing tax credit and historic tax credit information with regard to the 28 private partnerships sponsored between April 1, 1994 and March 31, 2004, and the 29 private partnerships sponsored before April 1, 1994 and organized to provide Federal or Federal and California low income housing tax credits is set forth in the tables which follow. The tax credit information which follows represents the actual tax credits to investors in the identified partnerships. The tax credits for a partnership for its initial year may be for only a portion of that year, depending on when the partnership's properties commenced operations. See "The Low Income Housing Tax Credit - Utilization of the Low Income Housing Tax Credit - Reduction for Partial Year of Operations" in the prospectus. The tax credits for a partnership for its initial two years are dependent on an investor's admission date.


                                                      Federal Credit Partnerships

                                                                                                                        Credit Years
Year(1) Name                                    Credits Received Per $10,000 Investment(2)                                 Left(3)
------------------------------------------------------------------------------------------------------------------------------------

                       Cumu-
                      lative(4)      2003    2002    2001    2000    1999    1998    1997    1996    1995    1994    1993
                      ------         ----    ----    ----    ----    ----    ----    ----    ----    ----    ----    ----

1987  Pepper
       Tree(5)       $15,780        $  --   $  --    $ --    $ --    $110    $670  $1,350  $1,470  $1,470  $1,470  $1,470      0
1987  East Bay        14,320           --      --      --      --      --      --     380   1,360   1,350   1,360   1,360      0
1987  Sequoia
       Manor          14,990           --      --      --      --      --     160   1,390   1,370   1,370   1,370   1,370      0
1987  Bayou           13,890           --      --      --      --      --      --   1,000   1,290   1,290   1,290   1,290      0
1987  Laurel
       Hill           14,400           --      --      --      --     150     300   1,180   1,320   1,320   1,320   1,320      0
1988  Ridgetop        15,280           --      --      --      --     300   1,280   1,390   1,390   1,390   1,390   1,390      0
1989  Alta Mesa       14,030           --      --      --     130     850   1,320   1,320   1,320   1,320   1,320   1,320      0
1990  WNC90           13,770           --      --      --     920   1,400   1,400   1,400   1,400   1,400   1,400   1,400      0
1991  SRXIX           14,110           --      --     640   1,270   1,420   1,420   1,440   1,440   1,440   1,440   1,440      0
1991  TCXX            14,240           --      --     250   1,430   1,430   1,430   1,460   1,460   1,460   1,460   1,460      0
1991  TCXXI           13,580           --     320   1,300   1,360   1,360   1,360   1,360   1,360   1,360   1,360   1,360      0
1992  TCXXII          14,100           --     320   1,410   1,410   1,410   1,410   1,410   1,410   1,410   1,410   1,410      0
1992  TCXXIII         13,890           --     450   1,400   1,400   1,400   1,400   1,400   1,400   1,400   1,400   1,370      0
1992  TCXXV           13,700          510   1,230   1,380   1,380   1,380   1,380   1,380   1,380   1,380   1,280     870      0
1993  TCXXVI          13,290          490   1,330   1,330   1,330   1,330   1,330   1,330   1,330   1,330   1,320     840      1
1993  TCXXVIII        12,340        1,190   1,300   1,300   1,300   1,300   1,300   1,300   1,300   1,300     640     110      1
1993  TCXXIX          12,360        1,280   1,310   1,310   1,310   1,310   1,310   1,310   1,290   1,110     790      30      1
1994  TCXXX           10,940        1,230   1,230   1,230   1,230   1,230   1,230   1,230   1,220   1,000     110      --      2



                                                 Federal Credit Partnerships (continued)

                                                                                                                        Credit Years
Year(1) Name                                    Credits Received Per $10,000 Investment(2)                                 Left(3)
------------------------------------------------------------------------------------------------------------------------------------

                       Cumu-
                      lative         2003    2002    2001    2000    1999    1998    1997    1996    1995    1994    1993
                      ------         ----    ----    ----    ----    ----    ----    ----    ----    ----    ----    ----
1994   ITCI          $13,120       $1,410  $1,410  $1,450  $1,410  $1,530  $1,520  $1,530  $1,670    $780    $410    $ --       2
1995   ITCII          11,200        1,510   1,540   1,540   1,550   1,630   1,460   1,300     600      70      --      --       4
1996   ITCIII          7,610        1,230   1,270   1,260   1,260   1,220     990     380      --      --      --      --       5
1997   ITCV            6,780        1,240   1,240   1,230   1,230   1,170     650      20      --      --      --      --       5
1998   ITCVI           5,370        1,210   1,210   1,220   1,090     420     220      --      --      --      --      --       6
1999   ITCVII          5,220        1,200   1,200   1,200     880     740      --      --      --      --      --      --       7
1999   ITCVIII         3,900        1,070   1,070   1,060     670      30      --      --      --      --      --      --       8
2000   ITCIX(6)        2,910        1,000   1,010     870      30      --      --      --      --      --      --      --       9
2000   ITCXNJ          1,970        1,010     670     290      --      --      --      --      --      --      --      --      10
2000   ITCXNY          1,970        1,080     790     100      --      --      --      --      --      --      --      --       9
2000   ITCXII          2,760        1,130   1,130     500      --      --      --      --      --      --      --      --       9
2001   ITCXNJ2         1,210          960     250      --      --      --      --      --      --      --      --      --      10
2001   ITCXNY2           830          750      80      --      --      --      --      --      --      --      --      --      10
2001   ITCXI           2,410        1,420     990      --      --      --      --      --      --      --      --      --       9
2001   ITCXIV          1,250          980     270      --      --      --      --      --      --      --      --      --      10
2002   ITCXNY3            60           60      --      --      --      --      --      --      --      --      --      --      11
2003   ITCXV             510          510      --      --      --      --      --      --      --      --      --      --      11
2003   ITCXVI            980          980      --      --      --      --      --      --      --      --      --      --      12
2003   ITCXNY4            --           --      --      --      --      --      --      --      --      --      --      --      12
2004   ITCXVII            --           --      --      --      --      --      --      --      --      --      --      --      12



                                                   Federal and California Credit Partnerships

                                                                                                                        Credit Years
Year(1) Name                                       Credits Received Per $10,000 Investment (2)                              Left(3)
------------------------------------------------------------------------------------------------------------------------------------

                        Cumu-
                        lative       2003    2002    2001    2000    1999    1998    1997    1996    1995    1994    1993
                        ------       ----    ----    ----    ----    ----    ----    ----    ----    ----    ----    ----

1987 Beech Villa
      fed credits      $14,540      $  --   $  --   $  --   $  --   $  --   $  --    $860  $1,360  $1,360  $1,350  $1,350      0
      state credits      4,070         --      --      --      --      --      --      --      --      --      --      --      0
1988 Elmwood Villa
      fed credits       10,610         --      --      --      --      --     600     990     990     990     990     990      0
      state credits      8,010         --      --      --      --      --      --      --      --      --      --      --      0
1988 Poplar Villa
      fed credits       10,430         --      --      --      --      --     530     970     970     970     970     970      0
      state credits      7,710         --      --      --      --      --      --      --      --      --      --      --      0
1988 Olive Tree
      fed credits       10,470         --      --      --      --      --     800     970     970     970     970     970      0
      state credits      7,800         --      --      --      --      --      --      --      --      --      --      --      0
1988 Pine Rock
      fed credits       10,050         --      --      --      --     230     940     940     940     940     940     880      0
      state credits      7,610         --      --      --      --      --      --      --      --      --      --      --      0
1988 Mesa Verde
      fed credits       11,300         --      --      --      --     710     970   1,030   1,020   1,030   1,030   1,030      0
      state credits      6,420         --      --      --      --      --      --      --      --      --      --      --      0
1988 Sunfield
      fed credits       14,260         --      --      --      --     280   1,140   1,340   1,340   1,340   1,340   1,340      0
      state credits      2,820         --      --      --      --      --      --      --      --      --      --      --      0



                                              Federal and California Credit Partnerships (continued)

                                                                                                                        Credit Years
Year(1) Name                                       Credits Received Per $10,000 Investment (2)                              Left(3)
------------------------------------------------------------------------------------------------------------------------------------

                        Cumu-
                        lative       2003    2002    2001    2000    1999    1998    1997    1996    1995    1994    1993
                        ------       ----    ----    ----    ----    ----    ----    ----    ----    ----    ----    ----

1988 Foxglove
      fed credits      $14,180       $ --    $ --    $ --   $ 540  $1,210  $1,360  $1,360  $1,360  $1,360  $1,360  $1,360       0
      state credits      2,170         --      --      --      --      --      --      --      --      --      --     190       0
1989 Elliot  Place
      fed credits       12,820         --      --      --      --     600   1,140   1,200   1,200   1,200   1,200   1,200       0
      state credits      4,280         --      --      --      --      --      --      --      --      --      --      --       0
1989 Wheatridge
      fed credits       11,370         --      --      --     910   1,120   1,120   1,120   1,120   1,120   1,120   1,120       0
      state credits      3,780         --      --      --      --      --      --      --      --      --      --     360       0
1992 TCXXIV
      fed credits       12,590         --     940   1,260   1,260   1,260   1,260   1,260   1,260   1,260   1,260   1,260       0
      state credits      3,240         --      --      --      --      --      --      --      --     480     920     920       0
1993 TCXXVII
      fed credits       12,780        720   1,270   1,270   1,270   1,270   1,270   1,290   1,290   1,290   1,280     560       1
      state credits      1,650         --      --      --      --      --      --      --     270     460     460     460       0
1997 ITCCTC
      fed credits        5,250        900     900     900     940     940     540     130      --      --      --      --       4
      state credits      2,310         --     100     350     670     530     580      80      --      --      --      --       0
2001 ITCXCA
      fed credits        1,770        820     830     120      --      --      --      --      --      --      --      --       9
      state credits        560        110     450      --      --      --      --      --      --      --      --      --       2



                                              Federal and California Credit Partnerships (continued)

                                                                                                                        Credit Years
Year(1) Name                                       Credits Received Per $10,000 Investment (2)                              Left(3)
------------------------------------------------------------------------------------------------------------------------------------

                        Cumu-
                        lative       2003    2002    2001    2000    1999    1998    1997    1996    1995    1994    1993
                        ------       ----    ----    ----    ----    ----    ----    ----    ----    ----    ----    ----


2002 ITCXCA2
      fed credits       $  290       $230    $ 60    $ --    $ --    $ --    $ --    $ --    $ --    $ --    $ --    $ --      10
      state credits         --         --      --      --      --      --      --      --      --      --      --      --       4
2003 ITCXCA3
      fed credits          260        260      --      --      --      --      --      --      --      --      --      --      10
      state credits         80         80      --      --      --      --      --      --      --      --      --      --       3

--------------------

(1)   Year offering commenced.
(2)   Represents the return received by investors utilizing deferred payment purchase plans. In many instances the respective returns to cash investors were higher than those listed above inasmuch as the use of deferred payment purchase notes entailed the payment of interest.
(3)   As of December 31, 2003.
(4)   From commencement of offering.
(5)   Pepper Tree originally offered Federal low income housing tax credits only. After the investors were admitted to Pepper Tree, the local general partners obtained California low income housing tax credits as well, which are not reflected in this chart.
(6)   ITCIX was organized primarily to generate only Federal low income housing tax credits. It also generated California low income housing credits of $130, $200, $210,and $90 in 2003, 2002, 2001, and 2000, respectively.

Acquisitions By Public Partnerships Between April 1, 2001 and March 31, 2004

     During the three years ended March 31, 2004, three prior public WNC partnerships acquired interests in properties as summarized below. All of these properties are owned by the other prior series and an investor in Series 12 will not have any interest therein. All of the properties listed below are tax credit apartment complexes which have been financed with a combination of mortgage indebtedness and tax credit equity. The following does not include acquisitions by private partnerships. The three prior public WNC partnerships invested in a total of 17 apartment properties located in the following jurisdictions:


        Alabama     1              Kansas      1         Mississippi      1
       Arkansas     1            Michigan      1              Nevada      1
        Georgia     3           Minnesota      2        South Dakota      2
       Illinois     4


     Reference also is made to Table VI included in the Registration Statement which describes these properties in greater detail. The Fund Manager will send to any prospective investor upon request and without a charge a copy of Table VI.

Sales of Properties; Terminations of Partnerships

     As of March 31, 2004, 13 of the 786 properties owned by all WNC partnerships had been sold. Four of the properties were tax credit properties. A portion of the proceeds of the sales were received by the sponsored partnerships. Of the sponsored partnerships which sold properties, one terminated its operations and the others still hold properties. The terminated partnership was not a tax credit partnership. It returned a portion of the investors' invested capital in addition to providing tax deductions.

                        FEDERAL INCOME TAX CONSIDERATIONS

Tax Legislation

     President Bush has signed into law the Working Families Tax Relief Act of 2004, and the American Jobs Creation Act of 2004. The 2004 tax Acts include several provisions which impact the tax discussion included in the prospectus. The prospectus includes such discussions in the "Federal Income Tax Considerations" section of the prospectus under the headings "Organization and Offering Expenses," "Start-Up Expenditures," "Other Important Tax Considerations
- Tax Rates" and " - Alternative Minimum Tax," and elsewhere. The following information supersedes the corresponding information included in all sections of the prospectus.

Organization and Offering Expenses. Under Section 709(b) of the Code, as amended by the 2004 Acts, if a taxpayer elects to do so under Regulations that must be issued by the Treasury Department, the taxpayer may deduct a portion of partnership organization fees and amortize the balance over a period of 180 months beginning with the month in which the partnership begins business. The deductible portion is equal to the lesser of (i) the amount of partnership organization expenses, or (ii) $5,000 reduced (but not below zero) by the amount by which such organization expenses exceed $50,000. Upon liquidation of the partnership, any amounts available for amortization but not then amortized may be deducted to the extent permitted by Section 165 of the Code.

Start-Up Expenditures. Under Section 195(b) of the Code, as amended by the 2004 Acts, if a taxpayer elects to do so, the taxpayer may deduct a portion of start-up expenditures with respect to an active trade or business and amortize the balance over a period of 180 months beginning with the month in which the active trade or business begins. The deductible portion is equal to the lesser of (i) the amount of start-up expenses with respect to the active trade or business, or (ii) $5,000 reduced (but not below zero) by the amount by which such start-up expenses exceed $50,000.

Alternative Minimum Tax. Prior to the 2003 Act, the exemption amounts for the alternative minimum tax were $49,000 for 2003 and 2004, and $45,000 thereafter, for married individuals filing a joint return, and $35,750 for 2003 and 2004, and $33,750 thereafter, for single individuals. As discussed in the prospectus, the 2003 Act increased the exemptions for 2003 and 2004 to $58,000 for married individuals filing a joint return, and $40,250 for single individuals. The 2004 Acts extend the higher exemption amounts to 2005. The effect of this provision should be to reduce the number of taxpayers paying alternative minimum tax in 2005.

Regular Tax Rates and Liability. Prior to the 2004 Acts, a 10% bracket applied at different levels of taxable income in different years. The 2004 Acts provide greater uniformity. Under the 2004 Acts, the 10% bracket applies for each year through 2010 to the first $7,000 of taxable income for unmarried individuals and married taxpayers filing separate returns, to the first $14,000 in taxable income of married individuals filling joint returns, and to the first $10,000 for head-of-household filers. Each of the foregoing amounts is subject to an inflation adjuster for years after 2003. The sunset provision remains, so that the 10% bracket does not apply after 2010. In addition, the 2004 Acts accelerate to 2005 the marriage penalty relief adopted under prior tax acts, and which was to have been subject to a phase-in period. Marriage penalty relief, which addresses expansion of the standard deduction and the 15% tax bracket for married person filing jointly, is still scheduled to sunset in 2010.

                                     EXPERTS

     The balance sheet of WNC Housing Tax Credit Fund VI, L.P., Series 12 as of July 16, 2004 which is included in this supplement and in the Registration Statement has been audited by Reznick Fedder & Silverman, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement and is included in reliance upon such report given upon the authority of said firm as an expert in accounting and auditing.

     The balance sheet of WNC National Partners, LLC as of March 31, 2004 which is included in this supplement and in the Registration Statement has been audited by Reznick Fedder & Silverman, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement and is included in reliance upon such report given upon the authority of said firm as an expert in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS

                                                                            Page

WNC Housing Tax Credit Fund VI, L.P., Series 12

Report of Independent Registered Public Accounting Firm.....................FS-1
Balance Sheet, July 16, 2004................................................FS-2
Notes to Balance Sheet......................................................FS-3

WNC National Partners, LLC

Report of Independent Registered Public Accounting Firm....................FS-10
Balance Sheet, March 31, 2004..............................................FS-11
Notes to Balance Sheet.....................................................FS-12

                                    REPORT OF
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Partners of
WNC Housing Tax Credit Fund VI, L.P., Series 12

     We have audited the accompanying balance sheet of WNC Housing Tax Credit Fund VI, L.P., Series 12 (a California Limited Partnership) (a development-stage enterprise) (the "Partnership"), as of July 16, 2004. The balance sheet is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of WNC Housing Tax Credit Fund VI, L.P., Series 12 (a California Limited Partnership) (a development-stage enterprise) as of July 16, 2004, in conformity with accounting principles generally accepted in the United States of America.



/s/ Reznick Fedder & Silverman

Bethesda, Maryland
July 19, 2004

                 WNC Housing Tax Credit Fund VI, L.P., Series 12
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                                  BALANCE SHEET

                                  July 16, 2004

                                     ASSETS


Cash                                                 $           1,100
                                                      ----------------

     Total assets                                    $           1,100
                                                     =================


                        LIABILITIES AND PARTNERS' EQUITY


COMMITMENTS AND CONTINGENCIES
     (note B)                                        $               -

PARTNERS' EQUITY (note A):
General partner                                                    100
Initial limited partners                                         1,000
                                                     -----------------

     Total liabilities and partners' equity          $           1,100
                                                     =================













       The accompanying notes are an integral part of this balance sheet.

                 WNC Housing Tax Credit Fund VI, L.P., Series 12
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                             NOTES TO BALANCE SHEET

                                  July 16, 2004


NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization

     WNC Housing Tax Credit Fund VI, L.P., Series 12 (a California Limited Partnership) (a development-stage enterprise) (the "Partnership") was formed in July 2003 under the laws of the State of California and has not commenced operations. The Partnership was formed to invest primarily in other limited partnerships (the "Local Limited Partnerships") which own and operate multi-family housing complexes (the "Housing Complexes") that are eligible for low-income housing tax credits. The local general partners (the "Local General Partners") of each Local Limited Partnership will retain responsibility for maintaining, operating and managing the Housing Complex.

     The partnership is comprised of one General Partner and two initial Limited Partners.

     The partnership has a fiscal year-end of March 31 for financial reporting purposes and a calendar year-end for tax purposes.

     The balance sheet includes only activity relating to the business of the Partnership, and does not give effect to any assets that the partners may have outside of their interests in the Partnership, or to any obligations, including income taxes, of the partners.

     Allocations under the Terms of the Partnership Agreement

     The General Partner has a 0.1% interest in operating profits and losses, taxable income and losses, tax credits, and cash available for distribution from the Partnership. The limited partners will be allocated the remaining 99.9% of these items in proportion to their respective investments in units of limited partnership interest in the Partnership (the "Units").

                 WNC Housing Tax Credit Fund VI, L.P., Series 12
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                       NOTES TO BALANCE SHEET - CONTINUED

                                  July 16, 2004

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Allocations under the Terms of the Partnership Agreement (Continued)

     After the limited partners have received proceeds from a sale or refinancing equal to their capital contributions and their return on investment (as defined in the Partnership's Agreement of Limited Partnership) and the General Partner has received a subordinated disposition fee (as described in note B), any additional sale or refinancing proceeds will be distributed 90% to the limited partners (in proportion to their respective investments in Units) and 10% to the General Partner.

     Risk and Uncertainties

     The Partnership's investments in Local Limited Partnerships will be subject to the risks incident to the management and ownership of low-income housing and to the management and ownership of multi-unit residential real estate. Some of these risks are that the low-income housing credit could be recaptured and that neither the Partnership's investments nor the Housing Complexes owned by the Local Limited Partnerships will be readily marketable. To the extent the Housing Complexes receive government financing or operating subsidies, they may be subject to one or more of the following risks: difficulties in obtaining tenants for the Housing Complexes; difficulties in obtaining rent increases; limitations on cash distributions; limitations on sales or refinancing of Housing Complexes; limitations on transfers of interests in Local Limited Partnerships; limitations on removal of Local General Partners; limitations on subsidy programs; and possible changes in applicable regulations. The Housing Complexes are or will be subject to mortgage indebtedness. If a Local Limited Partnership does not make its mortgage payments, the lender could foreclose resulting in a loss of the Housing Complex and the loss and the recapture of low-income housing credits. As a limited partner of the Local Limited Partnerships, the Partnership will have very limited rights with respect to management of the Local Limited Partnerships, and will rely totally on the Local General Partners of the Local Limited Partnerships for management of the Local Limited Partnerships. The value of the

                 WNC Housing Tax Credit Fund VI, L.P., Series 12
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                       NOTES TO BALANCE SHEET - CONTINUED

                                  July 16, 2004

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Risk and Uncertainties (Continued)

     Partnership's investments will be subject to changes in national and local economic conditions, including unemployment conditions, which could adversely impact vacancy levels, rental payment defaults and operating expenses. This, in turn, could substantially increase the risk of operating losses for the Housing Complexes and the Partnership. In addition, each Local Limited Partnership is subject to risks relating to environmental hazards and natural disasters, which might be uninsurable. Because the Partnership's operations will depend on these and other factors beyond the control of the General Partner and the Local General Partners, there can be no assurance that the anticipated low-income housing credits will be available to Limited Partners.

     In addition, Limited Partners will be subject to risks in that the rules governing the low-income housing credit are complicated, and the use of credits can be limited. The only material benefit from an investment in Units may be the low-income housing credits. There are limits on the transferability of Units, and it is unlikely that a market for Units will develop. All management decisions will be made by the General Partner.

     Offering and Organizational Costs

     Offering costs are expected to consist of underwriting commissions, legal fees, printing, filing and recordation fees, and other costs incurred in connection with the selling of the Units. The General Partner is obligated to pay all offering and organization costs excluding underwriting compensation (i.e., retail selling commissions, and dealer manager fees and the nonaccountable underwriting expense allowance) from its non-accountable expense reimbursement. Offering costs will be reflected as a reduction of limited partners' capital.

     Organizational costs will be expensed as incurred.

                 WNC Housing Tax Credit Fund VI, L.P., Series 12
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                       NOTES TO BALANCE SHEET - CONTINUED

                                  July 16, 2004

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Method of Accounting for Investments in Limited Partnerships

     The Partnership intends to account for its investments in limited partnerships using the equity method of accounting, whereby the Partnership will adjust its investment balance for its share of the Local Limited Partnership's results of operations and for any distributions received. The accounting policies of the Local Limited Partnerships are expected to be consistent with those of the Partnership. Costs incurred by the Partnership in acquiring the investments will be capitalized as part of the investment and amortized over 30 years (see note B).

     Losses from Local Limited Partnerships allocated to the Partnership will not be recognized to the extent that the investment balance would be adjusted below zero. If the Local Limited Partnerships report net income in future years, the Partnership will resume applying the equity method only after its share of such net income equals the share of net losses not recognized during the period(s) the equity method was suspended.

     Recent Accounting Pronouncements

     In January 2003, the FASB issued Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities." FIN 46 provides guidance on when a company should include the assets, liabilities, and activities of a variable interest entity ("VIE") in its financial statements and when it should disclose information about its relationship with a VIE. A VIE is a legal structure used to conduct activities or hold assets, which must be consolidated by a company if it is the primary beneficiary because it absorbs the majority of the entity's expected losses, the majority of the expected returns, or both.

                 WNC Housing Tax Credit Fund VI, L.P., Series 12
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                       NOTES TO BALANCE SHEET - CONTINUED

                                  July 16, 2004

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Recent Accounting Pronouncements (Continued)

     In December 2003, the FASB issued a revision of FIN 46 ("FIN 46R") to clarify some of its provisions. The revision results in multiple effective dates based on the nature as well as the creation date of the VIE. VIEs created after January 31, 2003, but prior to January 1, 2004, may be accounted for under the revised interpretations as of March 31, 2004, when FIN 46R is effective for the Partnership.

     This Interpretation would require consolidation by the Partnership of certain Local Limited Partnerships' assets and liabilities and results of operations if the Partnership determined that the Local Limited Partnership was a VIE and that the Partnership was the "Primary Beneficiary." Minority interests may be recorded for the Local Limited Partnerships' ownership share attributable to other investors. Where consolidation of Local Limited Partnerships is not required, additional financial information disclosures of Local Limited Partnerships may be required. The Partnership has assessed the potential consolidation effects of the Interpretation and preliminarily concluded that the adoption of the Interpretation will not have a material impact on the financial statements of the Partnerships.

     Use of Estimates

     The preparation of the balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

                 WNC Housing Tax Credit Fund VI, L.P., Series 12
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                       NOTES TO BALANCE SHEET - CONTINUED

                                  July 16, 2004

NOTE B - COMMITMENTS AND CONTINGENCIES

     The Partnership is offering up to 25,000 Units at $1,000 per Unit. The balance sheet does not include certain Partnership legal, accounting, and other organization and offering costs paid and to be paid by the General Partner and/or affiliates of the General Partner. If the minimum offering amount of $1,400,000 is raised, the Partnership will be required to reimburse the General Partner and/or its affiliates for such fees out of the proceeds of the offering, up to certain maximum levels set forth below. In the event the Partnership is unable to raise the minimum offering amount, the General Partner will absorb all organization and offering costs.

     The Units are being offered by WNC Capital Corporation, a wholly-owned subsidiary of the General Partner.

     If the minimum offering amount of $1,400,000 is raised, the Partnership will be obligated to the General Partner or affiliates for certain acquisition, management and other fees as set forth below:

         A dealer manager fee up to 2%, a nonaccountable underwriting expense allowance up to 1%, and a nonaccountable organizational and offering expense allowance up to 3% of the gross proceeds from the sale of the Units, and reimbursement for retail selling commissions advanced by the General Partner or affiliates on behalf of the Partnership. This reimbursement plus all other organizational and offering expenses, inclusive of the non-accountable expense allowances, and the dealer manager fees, are not to exceed 13% of the gross proceeds from the sale of Units.

         Acquisition and investment management fees up to 7% of the gross proceeds from the sale of the Units as compensation for services rendered in connection with the acquisition of Local Limited Partnerships.

         A nonaccountable acquisition expense allowance equal to 2% of the gross proceeds from the sale of the Units.

                 WNC Housing Tax Credit Fund VI, L.P., Series 12
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                       NOTES TO BALANCE SHEET - CONTINUED

                                  July 16, 2004

NOTE B - COMMITMENTS AND CONTINGENCIES (Continued)

         An annual asset management fee equal to 0.5% of the invested assets (defined as the Partnership's capital contributions plus reserves of the Partnership of up to 5% of gross proceeds plus its allocable percentage of the mortgage debt encumbering the Housing Complexes).

         A subordinated disposition fee in an amount equal to 1% of the sales price of real estate sold. Payment of this fee is subordinated to the limited partners receiving distributions equal to their capital contributions and their return on investment (as defined in the Agreement of Limited Partnership) and is payable only if services are rendered in the sales effort.

NOTE C - INCOME TAXES

     No liability or benefit for income taxes has been recorded on the balance sheet since any obligation and/or benefit for income taxes belongs to the partners of the Partnership.

                                    REPORT OF
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Member of
WNC National Partners, LLC

     We have audited the accompanying balance sheet of WNC National Partners, LLC (a California Limited Liability Company) as of March 31, 2004. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of WNC National Partners, LLC (a California Limited Liability Company) as of March 31, 2004, in conformity with accounting principles generally accepted in the United States of America.




/s/ Reznick Fedder & Silverman

Bethesda, Maryland
June 25, 2004, except for note E,
  which is dated July 15, 2004

                           WNC National Partners, LLC
                    (a California Limited Liability Company)


                                  BALANCE SHEET

                                 March 31, 2004


                                     ASSETS



Cash                                                 $       1,005,455
Investment in limited partnerships (note C)                         51
                                                     -----------------


     Total assets                                    $       1,005,506
                                                     =================



                         LIABILITIES AND MEMBER'S EQUITY


Due to member (note B)                               $             100
Member's equity (note A)                                     1,005,406
                                                     -----------------


     Total liabilities and member's equity           $       1,005,506
                                                     =================







       The accompanying notes are an integral part of this balance sheet

       Purchasers of the series' securities will not receive any interest in WNC National Partners, LLC.

                           WNC National Partners, LLC
                    (a California Limited Liability Company)


                             NOTES TO BALANCE SHEET

                                 March 31, 2004


NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     WNC National Partners, LLC (a California Limited Liability Company) (the "Company") was organized under the laws of the State of California on July 11, 2003, to act as the general partner of, and to acquire and hold a general partnership interest in, WNC Housing Tax Credit Fund VI, L.P., Series 11 and Series 12.

     The Company has one member, WNC & Associates, Inc., who has contributed $1,000,000 of capital to the Company. Under the terms of the Operating Agreement, the member has no obligation to make additional capital contributions to the Company.

     The Company has an August 31 year-end for both financial reporting and tax purposes.

     The balance sheet includes only activity relating to the business of the Company, and does not give effect to any assets that the members may have outside of their interests in the Company, or to any obligations, including income taxes, of the members.

     Investment in Limited Partnerships

     The Company accounts for its investment in WNC Housing Tax Credit Fund VI, L.P., Series 11 and WNC Housing Tax Credit Fund VI, L.P., Series 12 (collectively, the "Limited Partnerships") using the equity method of accounting, whereby the Company adjusts the investment cost for its share of the Limited Partnership's' results of operations and for any distributions received or accrued.

                           WNC National Partners, LLC
                    (a California Limited Liability Company)


                       NOTES TO BALANCE SHEET - CONTINUED

                                 March 31, 2004

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Investment in Limited Partnership (Continued)

     Pursuant to Statement of Position 78-9 (SOP 78-9), "Accounting for Investments in Real Estate Ventures," as the element of control by WNC National Partners, LLC does not exist over WNC Housing Tax Credit Fund VI, L.P., Series 11; the Limited Partnerships are not consolidated with WNC National Partners, LLC. The lack of control is demonstrated by certain rights the limited partners of WNC Housing Tax Credit Fund VI, L.P., Series 11 and Series 12 are granted in the Partnership Agreement.

     The Limited Partnership's year ends on March 31 for financial reporting purposes and December 31 for tax purposes.

     Recent Accounting Pronouncements

     In January 2003, the FASB issued Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities." FIN 46 provides guidance on when a company should include the assets, liabilities, and activities of a variable interest entity ("VIE") in its financial statements and when it should disclose information about its relationship with a VIE. A VIE is a legal structure used to conduct activities or hold assets, which must be consolidated by a company if it is the primary beneficiary because it absorbs the majority of the entity's expected losses, the majority of the expected returns, or both.

     In December 2003, the FASB issued a revision of FIN 46 ("FIN 46R") to clarify some of its provisions. The revision results in multiple effective dates based on the nature as well as the creation date of the VIE. VIEs created after January 31, 2003, but prior to January 1, 2004, may be accounted for under the revised interpretations as of March 31, 2004, when FIN 46R is effective for the Partnership.

                           WNC National Partners, LLC
                    (a California Limited Liability Company)


                       NOTES TO BALANCE SHEET - CONTINUED

                                 March 31, 2004


NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Recent Accounting Pronouncements (Continued)

     This Interpretation would require consolidation by the Company the Limited Partnerships' assets and liabilities and results of operations if the Company determined that the Limited Partnerships were VIE's and that the Company was the "Primary Beneficiary." Minority interests may be recorded for the Limited Partnerships' ownership share attributable to other investors. Where consolidation of Limited Partnerships is not required, additional financial information disclosures of Limited Partnerships may be required. The Company has assessed the potential consolidation effects of the Interpretation and preliminarily concluded that the adoption of the Interpretation will not have a material impact on the financial statements of the Company.

     Concentration of Credit Risk

     At March 31, 2004, the Company maintained cash balances at certain financial institutions in excess of the federally insured maximum. The Company believes it is not exposed to any significant financial risk on cash.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could materially differ from those estimates.

NOTE B - DUE TO MEMBER

     As of March 31, 2004, WNC & Associates, Inc. advanced the Company $100 to fund its investment in the Limited Partnership. The advance from WNC & Associates, Inc. is noninterest bearing and due upon demand.

                           WNC National Partners, LLC
                    (a California Limited Liability Company)


                       NOTES TO BALANCE SHEET - CONTINUED

                                 March 31, 2004

NOTE C - INVESTMENT IN LIMITED PARTNERSHIPS

     Upon formation of the Limited Partnerships, the Company was admitted as the general partner of Series 11 and Series 12. On July 17, 2003, the Company made a capital contribution of $100 to Series 11. The Limited Partnerships were formed to invest in real estate by acquiring, holding, and disposing of Limited Partnership interests in operating partnerships which will acquire, develop, rehabilitate, operate and own newly-constructed, existing or rehabilitated low-income apartment complexes. The Company has a 0.1% interest in operating profits and losses, taxable income and losses and in cash available for distribution from the Limited Partnerships.

     The company has a legal obligation to the Limited Partnerships as their general partner. As such, pursuant to SOP 78-9, the Company will recognize losses in excess of its investment. As of March 31, 2004, Series 11 has commenced its principal operations but has not acquired any operating partnerships, and Series 12 has not commenced its principal operations.

NOTE D - INCOME TAXES

     No liability or benefit for income taxes has been recorded on the balance sheet since any obligation and/or benefit for income taxes belongs to the partners of the Company.

NOTE E - SUBSEQUENT EVENT

     On July 15, 2004, the Company made a capital contribution in the amount of $100 to Series 12.

                                    EXHIBIT A
                            PRIOR PERFORMANCE TABLES


         The tables set forth below present financial information with respect to public programs which were sponsored by WNC & Associates, Inc. For these purposes, "public" programs include all offerings registered under the Securities Act of 1933, all programs required to report under Section 15(d) of the Securities Exchange Act of 1934, all programs with a class of equity securities registered pursuant to Section 12 of the 1934 Act, and all other programs with at least 300 security holders that initially raised at least $1,000,000. Each of these programs included herein is considered to have investment objectives similar to those of the Fund in that they each own interests in local limited partnerships which own properties generating low income housing tax credits. None of these tables are covered by the reports of independent public accountants set forth in this document.

         For additional information as to the investment objectives and policies of such prior programs see "Prior Performance Summary." Additional information concerning prior performance is included in Part II of the Registration Statement of the Fund and in the Form 10-K annual reports for the public programs which file such reports. Copies of these 10-K Forms are available to any investor upon request to the Sponsor. Any such request should be directed to the attention of Thomas J. Riha, WNC & Associates, Inc., 17782 Sky Park Circle, Irvine, California 92614.

         The purpose of the tables is to provide information on the prior performance of these partnerships so as to permit a prospective investor to evaluate the experience of the Sponsor in sponsoring such limited partnerships. The tables consist of:

     Table I      Experience in Raising and Investing Funds
     Table II     Compensation to Sponsor
     Table III    Operating Results of Prior Programs
     Table V      Sales or Disposals of Properties

         Table IV has been omitted as none of the sponsored public partnerships had terminated operations as of March 31, 2004.

Definitions

The following terms used herein have the following meanings:

"Acquisition Cost" includes all costs related to the acquisition of local limited partnership interests, including equity contributions, interest on warehouse loans, acquisition and selection fees payable to the general partners and other fees and expenses incident to the acquisition of local limited partnership interests.

"Fund" means WNC Housing Tax Credit Fund VI, L.P., Series 12.

"GAAP" means generally accepted accounting principles as promulgated in the United States.

"Months to Invest 90% of Amount Available for Investment" means the length of time, in months, from the offering date to the date of the closing of acquisitions of local limited partnerships which, in the aggregate, represented the investment commitment of 90% of the amount available for investment.

"Percent leverage" means mortgage financing divided by total acquisition cost.

"Sponsor" means WNC & Associates, Inc. and its affiliates.

IT SHOULD NOT BE ASSUMED THAT INVESTORS IN THE FUND WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE PARTNERSHIPS DESCRIBED IN THE FOLLOWING TABLES. INVESTORS IN THE FUND WILL NOT HAVE ANY INTEREST IN ANY OF THE PARTNERSHIPS DESCRIBED IN THE TABLES OR IN ANY OF THE PROPERTIES OWNED BY THE LOCAL LIMITED PARTNERSHIPS IN WHICH THOSE PARTNERSHIPS HAVE INVESTED AS A RESULT OF THE ACQUISITION OF UNITS.

                                     TABLE I

TABLE I provides information regarding the raising and investing of funds by public programs sponsored by the Sponsor which raised funds during the three-years ended March 31, 2004. The table presents the aggregate dollar amount of the offering, the percentage of dollars raised which were used to pay offering costs, establish reserves and acquire investments, as well as information regarding the percent of leverage and the timing for both raising and investing funds. The information concerns investor capital contributions as the sole source of funds for investment and excludes the nominal capital contributions by the general partners.

                                           TABLE I

                          EXPERIENCE IN RAISING AND INVESTING FUNDS

                              (April 1, 2001 - March 31, 2004)

                                       HTCF VI-8      %      HTCF VI-9      %
                                      -----------   -----   -----------   -----

Dollar amount offered               $ 25,000,000          $ 25,000,000
                                      ===========           ===========

Dollar amount raised                 $ 9,807,585    100.0 $ 15,316,125    100.0

Less offering expenses:
   Selling commissions &
     discounts paid to
     non-affiliates (a)                  680,565      7.0    1,063,875      6.9
   Dealer manager fees to
     affiliate                           196,280      2.0      306,500      2.0
    Organizational expenses (b)          392,560      4.0      613,000      4.0

Reserves                                 169,763      4.6     2,82,906      1.9
                                      -----------   -----   -----------   -----

Amount available for investment      $ 8,368,417     82.4  $13,049,844     85.2
                                      ===========   =====   ===========   =====

Acquisition costs:
   Prepaid items and fees
     related to purchase of
     local limited partnership
     interests (c)                    $  196,280      2.0   $  306,500      2.0
   Total paid or to be paid for
     local limited partnership
     interests                         7,485,157     73.4   11,670,594     76.2

   Acquisition fees                      686,980      7.0    1,072,750      7.0
                                      -----------   -----   -----------   -----

                                     $ 8,368,417     82.4  $13,049,844     85.2
                                      ===========   =====   ===========   =====

Total acquisition cost

Percentage leverage (mortgage
  financing divided by total
  acquisition cost)                          43%                   62%

Date offering commenced                    11/00                 11/01

Length of offering (months)                   11                    15

Months to invest 90% of amount
  available for investment
  (measured from beginning of
  offering)                                    7                    19
-------------------------------

(a) Selling commissions were first paid to an affiliated broker-dealer which reallowed all selling commissions to non-affiliates.
(b) Consists of the nonaccountable organizational and offering expense allowance.
(c)  Consists of the nonaccountable acquisition expense allowance.

                                           TABLE I

                          EXPERIENCE IN RAISING AND INVESTING FUNDS

                              (April 1, 2001 - March 31, 2004)

                                   HTCF VI-10(d)    %    HTCF VI-11(e)    %
                                   -------------  -----  -------------  -----

Dollar amount offered               $25,000,000           $25,000,000
                                   =============         =============

Dollar amount raised               $ 13,119,270   100.0%   $3,952,110   100.0%

Less offering expenses:
   Selling commissions &
     discounts paid to
     non-affiliates (a)                 883,480     6.7       274,890     7.0
   Dealer manager fees to
     affiliate                          263,060     2.0        79.080     2.0
   Organizational expenses (b)          526,120     4.0       158,160     4.0

Reserves                                393,578     3.0       118,620     3.0
                                   -------------  -----  -------------  -----

Amount available for investment    $ 11,053,032    84.3   $ 3,321,360    84.0
                                   =============  =====  =============  =====

Acquisition costs:
   Prepaid items and fees
     related to purchase of
     local limited partnership
     interests (c)                   $  263,060     2.0      $ 79,080     2.0
   Total paid or to be paid for
     local limited partnership
     interests                        9,869,262    75.3             -       -
   Acquisition fees                     920,710     7.0       276,780     7.0
                                   -------------  -----  -------------  -----

Total acquisition cost             $ 11,053,032    84.3      $355,860
                                   =============  =====  =============  =====


Percentage leverage (mortgage
  financing divided by total
  acquisition cost)                         53%                   N/A     N/A


Date offering commenced                    2/03                  1/04

Length of offering (months)                   9                   N/A     N/A

Months to invest 90% of amount
  available for investment
  (measured from beginning of
  offering)                                  14                   N/A     N/A
-------------------------------

(a) Selling commissions were first paid to an affiliated broker-dealer which reallowed all selling commissions to non-affiliates.
(b) Consists of the nonaccountable organizational and offering expense allowance.
(c)  Consists of the nonaccountable acquisition expense allowance.
(d)  Additional properties will be identified.
(e) Offering was continuing as of March 31, 2004. Additional properties may be identified.

                                    TABLE II


TABLE II presents information concerning the cumulative compensation paid to the Sponsor for the period from April 1, 2001 to March 31, 2004 with respect to programs presented in TABLE I and on an aggregate basis with respect to all other public programs which have been sponsored by the Sponsor.

                                          TABLE II

                                   COMPENSATION TO SPONSOR

                              (April 1, 2001 - March 31, 2004)

                                      HTCF VI-8       HTCF VI-9    HTCF VI-10(c)
                                   -------------   -------------   -------------
Date offering commenced                 11/00          11/01           2/03

Dollar amount raised                 $9,807,585     $15,316,125    $ 13,119,270

Amount paid to sponsor from
  proceeds of offering: (a)
   Dealer manager fees                  196,280         306,500         263,060
   Acquisition fees:
     Real estate commissions                  -               -               -
     Acquisition fees                   686,980       1,072,750         920,710
     Other                                    -               -              -
   Nonaccountable organizational
     and offering expense allowance     392,560         613,000         526,120
   Non-accountable acquisition
     expense allowance                  196,280         306,500         263,060


Dollar amount of cash generated
  from (used in) operations before
  deducting payments to sponsor           8,923        (137,758)         (7,165)

Amount paid to sponsor from
  operations:
   Property management fees                   -               -               -
   Asset management fees (b)             41,098          35,000               -
   Reimbursements                             -               -               -
   Leasing commissions                        -               -               -

Dollar amount of property sales and
  refinancing before deducting
  payments to sponsor:
   Cash                                       -               -               -
   Notes                                      -               -               -

Amount paid to sponsor from property
  sales and refinancing:
   Real estate commissions                    -               -               -
   Subordinated disposition fee               -               -               -
   Other                                      -               -               -
------------------------------------

(a) Except in the case of the nonaccountable expense allowances, represents amounts paid to sponsor which were not reallowed to non-affiliates.
(b) Asset management fees were paid from partnership reserves in the instances where amounts paid to sponsor from operations exceed dollar amount of cash generated from operations, as follows:

                                       HTCF VI-8       HTCF VI-9     HTCF VI-10
                                   -------------   -------------   -------------
                                       $ 32,175       $  35,000         $     -

                                          TABLE II

                                   COMPENSATION TO SPONSOR

                              (April 1, 2001 - March 31, 2004)

                                                            Sixteen Other Public
                                         HTCF VI-11 (c)                 Programs
                                        ---------------   ----------------------
Date offering commenced                                        3/01 and prior

Dollar amount raised                        $3,952,110             $220,218,580

Amount paid to sponsor from proceeds
  of offering: (a)
   Dealer manager fees                          79,080                        -
   Acquisition fees:                                                          -
     Real estate commissions                         -                        -
     Acquisition fees                          276,780                        -
     Other                                           -                        -
   Nonaccountable organizational and
     offering expense allowance                158,160                        -
   Nonaccountable acquisition
     expense allowance                          79,080                        -


Dollar amount of cash generated from
  (used in) operations before
  deducting payments to sponsor                 (2,351)                (821,550)

Amount paid to sponsor from
  operations:                                        -                        -
   Property management fees                          -                  958,425
   Asset management fees (b)                         -                        -
   Reimbursements                                    -                        -
   Leasing commissions

Dollar amount of property sales and
 refinancing before deducting payments
 to sponsor:
   Cash                                              -                        -
   Notes                                             -                        -

Amount paid to sponsor from property
 sales and refinancing:
   Real estate commissions                           -                        -
   Incentive fee                                     -                        -
   Other                                             -                        -
------------------------------------

(a) Except in the case of the nonaccountable expense allowances, represents amounts paid to sponsor which were not reallowed to non-affiliates.
(b) Asset management fees were paid from partnership reserves in the instances where amounts paid to sponsor from operations exceed dollar amount of cash generated from operations, as follows:

                                                            Sixteen Other Public
                                          HTCF VI-11                    Programs
                                        ---------------   ----------------------
                                                 $   -                 $832,704

(c) Offering was continuing as of March 31, 2004.

                                    TABLE III

TABLE III presents the operating results for all public programs sponsored by the Sponsor which closed during the five years ended March 31, 2004. The prior programs are structured as investment partnerships acquiring interests in operating partnerships. The investment partnerships account for such investments using the equity method of accounting which recognizes each of such partnership's pro rata share of the operating partnership's total income or loss. Revenues generated by the investment partnerships consist substantially of interest on short-term investments. This interest income generally decreases after the initial two years of operations as funds available for investment decrease. This decrease in funds arises from the investment partnership's payments of capital contributions due to operating partnerships.

"Cash generated from (used in) operations" is per each program's Statement of Cash Flows.

Other information included in TABLE III includes data on cash generated from operations and tax and cash distribution information per $1,000 invested, including tax credit allocations.

                                          TABLE III

                             OPERATING RESULTS OF PRIOR PROGRAMS

                                          HTCF VI-6

                                          2000(a)      2001(a)      2002(a)      2003(a)     2004(a)(b)
                                        -----------  -----------  -----------  -----------  -----------
Gross revenue                          $ 237,012    $ 132,756    $  33,802     $  23,761       $  5,168
Less:
Operating expenses (c)                    93,824      120,255      128,796       327,958         91,808
   Interest                                    -            -            -             -              -
   Depreciation and amortization          45,616       51,548       51,548        51,548         51,548
   Loss from sale of securities           85,727            -            -             -              -
   Equity in losses (income) in
     local limited partnerships          520,281      813,901    1,136,238       739,166        824,881
                                        -----------  -----------  -----------  -----------  -----------

Net income (loss) - GAAP basis         $  (508,436)  $ (852,948) $(1,282,780) $(1,094,911)  $ (963,069)
                                        ===========  ===========  ===========  ===========  ===========


Taxable income (loss) from
operations                              $ (838,425)  $(1,138,281) $(1,278,551) $(1,265,832)         N/A
                                        ===========  ===========  ===========  ===========  ===========
Cash generated (used) from
operations                               $  28,533    $  56,115    $ (76,258)   $ (78,602)   $ (67,306)
Cash generated from sales                        -            -            -            -            -
Cash generated from refinancing                  -            -            -            -            -

Less: Cash distributions to
 investors                                       -            -            -            -            -
                                        -----------  -----------  -----------  -----------  -----------

Cash generated  (deficiency)  after
  cash distributions                     $  28,533    $  56,115   $  (76,258)   $ (78,602)   $ (67,306)
Less:  Special items                             -            -            -            -            -
                                        -----------  -----------  -----------  -----------  -----------

Cash generated (deficiency) after
  cash distributions and special
  items                                  $  28,533    $  56,115   $  (76,258)   $ (78,602)   $ (67,306)
                                        ===========  ===========  ===========  ===========  ===========


                        TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

                                          2000(a)      2001(a)      2002(a)      2003(a)     2004(a)(b)
                                        -----------  -----------  -----------  -----------  -----------
Federal income tax results
   Ordinary income (loss)
     From operations                          $(40)       $ (55)        $(62)         $(61)         N/A
     From recapture                              -            -            -             -          N/A
   Capital gain (loss)                           -            -            -             -          N/A

Federal tax credits                             72           84          101           103          N/A
California tax credits                           -            -            -             -          N/A
Federal historic tax credits                     -            -            3             -          N/A
Cash distributions to investors                  -            -            -             -           -

Amount (in percentage terms)
  remaining invested in program
  properties at end of year (original
  total acquisition costs of properties
  retained divided by total original
  acquisition costs of all properties)        100%         100%         100%          100%         100%
--------------------------------

(a)  GAAP information is for year ended March 31 and tax information is for year ended December 31.
(b)  GAAP information is unaudited.

                                          2000(a)      2001(a)      2002(a)      2003(a)     2004(a)(b)
                                        -----------  -----------  -----------  -----------  -----------
(c)  Operating expenses include
     reimbursements to the general
     partner as follows:                  $ 23,808     $ 52,604     $ 32,456     $ 44,295     $ 28,658

N/A  Tax results are not available until the preparation of the partnership's 2004 tax returns.


                                          TABLE III

                             OPERATING RESULTS OF PRIOR PROGRAMS

                                          HTCF VI-7
                                          ---------

                                          2000(a)      2001(a)      2002(a)      2003(a)     2004(a)(b)
                                        -----------  -----------  -----------  -----------  -----------
Gross revenue                              $36,456    $ 343,152    $ 144,543    $ 100,654    $  16,293
Less:
   Operating expenses (d)                    4,356       69,027      165,089       95,830       90,154
   Interest                                      -            -            -            -            -
   Depreciation and amortization             4,398       40,617       56,916       56,916       56,916
   Equity in losses (income) in
     local limited partnerships                  -       90,404      622,249      962,573      870,362
                                        -----------  -----------  -----------  -----------  -----------

Net income (loss) - GAAP basis           $  27,702    $ 143,104    $(699,711) $(1,014,665) $(1,001,139)
                                        ===========  ===========  ===========  ===========  ===========

Taxable income (loss) from
operations                              $ (404,406)  $ (700,285) $(1,019,840) $(1,249,061)         N/A
                                        ===========  ===========  ===========  ===========  ===========

Cash generated (used) from
operations                               $  27,424    $ 304,387    $  83,855    $ 198,914   $ (264,330)
Cash generated from sales                       -            -            -             -            -
Cash generated from refinancing                 -            -            -             -            -
Less: Cash distributions to
investors                                       -            -            -             -            -
                                        -----------  -----------  -----------  -----------  -----------
Cash generated (deficiency) after
cash distributions                         27,424      304,387       83,855       198,914     (264,330)
Less:  Special items                            -            -            -             -            -
                                        -----------  -----------  -----------  -----------  -----------

Cash generated (deficiency) after
  cash distributions and special
  items                                 $   27,424   $  304,387   $   83,855   $  198,914   $ (264,330)
                                        ===========  ===========  ===========  ===========  ===========


                        TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

                                          2000(a)      2001(a)      2002(a)      2003(a)     2004(a)(b)
                                        -----------  -----------  -----------  -----------  -----------
Federal income tax results
   Ordinary income (loss)
     From operations                     (c)  $(22)       $ (37)       $ (54)        $(66)         N/A
     From recapture                              -            -            -            -          N/A
   Capital gain (loss)                           -            -            -            -          N/A

Federal tax credits                      (c)     5           35           64           90          N/A
California tax credits                           -            -            -            -            -
Federal historic tax credits                     -            -           34            -          N/A
Cash distributions to investors                  -            -            -            -            -

Amount (in percentage terms)
  remaining invested in program
  properties at end of year (original
  total acquisition costs of properties
  retained divided by total original
  acquisition costs of all properties)         100%         100%         100%         100%         100%
--------------------------------

(a)  GAAP information is for year ended March 31 and tax information is for year ended December 31.
(b)  GAAP information is unaudited.
(c)  Tax income (losses) and tax credits allocated to an investor in the first two years are dependent upon an investor's entry date. Amounts shown are that allocated to initial investors.

                                          2000(a)      2001(a)      2002(a)      2003(a)     2004(a)(b)
                                        -----------  -----------  -----------  -----------  -----------
(d)  Operating expenses include
     reimbursements to the general
     partner as follows:                   $ 3,565      $36,542     $ 45,386     $ 42,565     $ 47,241

N/A  Tax results are not available until the preparation of the partnership's 2004 tax returns.


                                          TABLE III

                             OPERATING RESULTS OF PRIOR PROGRAMS

                                          HTCF VI-8

                                          2001(a)      2002(a)      2003(a)     2004(a)(b)
                                        -----------  -----------  -----------  -----------

Gross revenue                              $ 8,800     $ 58,186     $ 18,647      $11,287
Less:
   Operating expenses (d)                    5,607       40,830       50,731       49,292
   Interest                                      -            -            -            -
   Depreciation and amortization               475       22,605       30,452       30,452
   Equity in losses (income) in
     local limited partnerships                  -      (98,083)     341,390      362,051
                                        -----------  -----------  -----------  -----------

Net income (loss) - GAAP basis             $ 2,718     $ 92,834   $ (403,926)  $ (430,508)
                                        ===========  ===========  ===========  ===========

Taxable income (loss) from
operations                               $ (10,210)  $ (543,932)  $ (297,595)         N/A
                                        ===========  ===========  ===========  ===========
Cash generated (used) from
operations                                 $ 2,257     $ 30,989     $(23,369)   $ (39,795)
Cash generated from sales                        -            -            -            -
Cash generated from refinancing                  -            -            -            -
Less: Cash distributions to
investors                                        -            -            -            -
                                        -----------  -----------  -----------  -----------
Cash generated (deficiency) after
cash distributions                           2,257       30,989      (23,369)     (39,795)

Less:  Special items                             -            -            -            -
                                        -----------  -----------  -----------  -----------
Cash generated (deficiency) after
  cash distributions and special
  items                                   $  2,257     $ 30,989    $ (23,369)   $ (39,795)
                                        ===========  ===========  ===========  ===========


                        TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

                                        2001(a)      2002(a)      2003(a)     2004(a)(b)
                                      -----------  -----------  -----------  -----------
Federal income tax results
   Ordinary income (loss)
     From operations                    (c) $ (1)       $ (55)       $ (30)         N/A
     From recapture                            -            -            -          N/A
   Capital gain (loss)                         -            -            -          N/A

Federal tax credits                     (c)    3           75           96          N/A
California tax credits                         -            -            -            -
Federal historic credit

Cash distributions to investors                -            -            -            -

Amount (in percentage terms) remaining
  invested in program properties at end
  of year (original total acquisition costs
  of properties retained divided by
  total original acquisition costs
  of all properties)                         100%         100%         100%         100%
--------------------------------

(a)  GAAP information is for year ended March 31 and tax information is for year ended December 31.
(b)  GAAP information is unaudited.
(c)  Tax income (losses) and tax credits allocated to an investor in the first two years are dependent upon an investor's entry date. Amounts shown are that allocated to initial investors.

                                        2001(a)      2002(a)      2003(a)     2004(a)(b)
                                      -----------  -----------  -----------  -----------
(d)  Operating expenses include
     reimbursements to the general
     partner as follows:                  $6,349      $30,156      $25,648      $24,546

N/A  Tax results are not available until the preparation of the partnership's 2004 tax returns.


                                          TABLE III

                             OPERATING RESULTS OF PRIOR PROGRAMS

                                        \             HTCF VI-9               /\        HTCF VI-10      /\ HTCF VI-11/
                                         -------------------------------------  ------------------------  -----------
                                           2002(a)      2003(a)     2004(a)(b)    2003(a)     2004(a)(b)    2004(a)
                                         -----------  -----------  -----------  -----------  -----------  -----------
Gross revenue                                $  441     $ 20,207      $ 8,004      $     -     $  6,203        $  51
Less:
   Operating expenses (d)                     7,790       96,712      167,493            -       42,903       48,262
   Interest                                       -            -            -            -            -            -
   Depreciation and amortization                189       24,068       49,217            -       24,128          401
   Equity in losses (income) in
     local limited partnerships                   -      309,076      839,570            -      128,146            -
                                         -----------  -----------  -----------  -----------  -----------  -----------


Net income (loss) - GAAP basis            $  (7,538)  $ (409,649) $(1,048,276)  $        -   $ (188,974)   $ (48,612)
                                         ===========  ===========  ===========  ===========  ===========  ===========

Taxable income (loss) from
operations                                $(328,107) $(1,187,417)         N/A    $(514,611)        N/A           N/A
                                         ===========  ===========  ===========  ===========  ===========  ===========

Cash generated (used) from
operations                                  $   415    $ (84,436)   $ (88,737)        $  -    $  (7,165)    $ (2,351)
Cash generated from sales                         -            -            -            -            -            -
Cash generated from refinancing                   -            -            -            -            -            -
Less: Cash distributions to
investors                                         -            -            -            -            -            -
                                         -----------  -----------  -----------  -----------  -----------  -----------
Cash generated (deficiency) after
cash distributions                              415      (84,436)     (88,737)           -       (7,165)      (2,351)

Less:  Special items                              -            -            -            -            -            -
                                         -----------  -----------  -----------  -----------  -----------  -----------

Cash generated (deficiency) after
  cash distributions and special
  items                                     $   415    $ (84,436)   $ (88,737)        $  -     $ (7,165)   $  (2,351)
                                         ===========  ===========  ===========  ===========  ===========  ===========



                        TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

                                           2002(a)      2003(a)     2004(a)(b)    2003(a)     2004(a)(b)    2004(a)
                                         -----------  -----------  -----------  -----------  -----------  -----------
Federal income tax results
   Ordinary income (loss)
     From operations                       (c)  (26)   (c)   (78)         N/A     (c)  (39)        N/A           N/A
     From recapture                               -            -          N/A            -         N/A           N/A
   Capital gain (loss)                            -            -          N/A            -         N/A           N/A

Federal tax credits(a)                     (c)   48    (c)    72          N/A     (c)   33         N/A           N/A
California tax credits                            -            -            -            -           -             -
Federal historic credits                          -            -            -            -           -             -

Cash distributions to investors                   -            -            -            -           -             -

Amount (in percentage terms)
  remaining invested in program
   properties at end of year (original
  total acquisition costs of properties
  retained divided by total original
  acquisition costs of all properties)          100%         100%        100%          100%        100%          100%
--------------------------------

(a)  GAAP information is for year ended March 31 and tax information is for year ended December 31.
(b)  GAAP information is unaudited.
(c)  Tax income (losses) and tax credits allocated to an investor in the first two years are dependent upon an investor's entry date. Amounts shown are that allocated to initial investors.

                                           2002(a)      2003(a)     2004(a)(b)    2003(a)     2004(a)(b)    2004(a)
                                         -----------  -----------  -----------  -----------  -----------  -----------
(d)  Operating expenses include
     reimbursements to the general
     partner as follows:                   $  7,790    $  16,012     $ 35,315       $    -     $ 13,409       $   14

N/A  Tax results are not available until the preparation of the partnership's 2004 tax returns.

                                    TABLE IV


TABLE IV requires a presentation of the results of public programs that have completed operations during the five years ended March 31, 2004. As no public programs completed operations during that period, no Table IV is presented.

                                     TABLE V

TABLE V presents the sales or disposals of property by partnerships sponsored by the Sponsor during the three years ended March 31, 2004.


                                           TABLE V

                              SALES OR DISPOSALS OF PROPERTIES

                              (April 1, 2001 - March 31, 2004)

Program Name                                                  HTCF V-3                       HTCF
                                                              --------                       ----

Property Name                                           Evergreen Apts.(a)(b)     Sunnyview II, Phase 3(a)(b)
                                                        ---------------------     ---------------------------
Date property acquired                                             11/14/95                      3/30/90
Date of sale                                                        7/18/01                       6/6/03

Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                  $ 168,953                     $ 85,268
  Mortgage  balance and  accrued  interest at time of sale          635,000                    1,143,293
  Purchase money mortgage taken back by program                           -                            -
  Adjustments resulting from application of GAAP                          -                            -
                                                              --------------               --------------
         Total                                                $     803,953              $     1,228,561
                                                              ==============               ==============

Cost of properties including closing and soft costs
   Original mortgage financing                                    $ 974,425                    $ 901,000
   Total acquisition cost, capital improvement,
       closing and soft costs(c)                                    655,710                      556,972
                                                              --------------               --------------
       Total                                                     $1,630,135                   $1,457,972
                                                              ==============               ==============

Excess (Deficiency) of property operating cash
   receipts over cash expenditures(d)                            $(220,700)                   $(229,411)
                                                              ==============               ==============
--------------------------------

(a) Sale was to an unrelated party.
(b) All taxable income was reported as Section 1231 income.
(c) Amounts shown donot include pro rata share of original offering costs.
(d) Costs incurred in the administration of the partnership and not related to the operation of the property are not included.